Exhibit 24

POWER OF ATTORNEY

Pursuant to Registration Rights Agreements, dated as of November 15, 2006, by and among NCO Group, Inc. (which subsequently merged into Collect Holdings, Inc., with Collect Holdings, Inc. surviving the merger and changing its name to “NCO Group, Inc.” (the “Corporation”)), the subsidiaries of the Corporation listed as Guarantors and signatories thereto and Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Bank of America Securities LLC (the “Registration Rights Agreements”), the Corporation and the Guarantors have agreed to file registration statements (the “Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the Corporation’s Floating Rate Senior Notes due 2013 (the “Senior Notes”) and 11.875% Senior Subordinated Notes due 2014 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”), guaranteed by the Guarantors, for (i) exchange for outstanding Notes of like tenor and principal amount which have not been registered for sale under the Securities Act and/or (ii) resale under the Securities Act.

The undersigned are directors, officers and/or other authorized persons of one or more of the Corporation and the Guarantors and desire to enter into this Power of Attorney to facilitate the filing of the Registration Statements and any amendments thereto.

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Barrist and John R. Schwab, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign the Registration Statements and any and all amendments to the Registration Statements, of the Corporation and Guarantors of which the undersigned is now or hereafter may become an officer, director or other authorized person, in any and all capacities (including, without limitation the capacities listed below), and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Corporation and the Guarantors to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in more than one counterpart, all of which when taken together, shall be deemed one and the same instrument.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 15th day of June, 2007, by the following persons:

[continued and to be signed on the next page]

Signatures	Title

/s/ Austin Adams Austin Adams	Director of NCO Group, Inc.

/s/ Michael J. Barrist Michael J. Barrist

Chairman of the Board, President and Chief

Executive Officer of NCO Group, Inc.

Chief Executive Officer, President and Director

of Compass International Services Corporation, Compass Teleservices, Inc., NCO ACI Holdings,

Inc., NCO Financial Systems, Inc., NCO

Teleservices, Inc., NCO Customer Management,

Inc., NCOP Services, Inc., and RMH

Teleservices Asia Pacific, Inc.

President and Chief Executive Officer of NCOP Capital Resource, LLC

President and Director of JDR Holdings, Inc.

/s/ Edward Kangas Edward Kangas	Director of NCO Group, Inc.

/s/ Leo J. Pound Leo J. Pound	Director of NCO Group, Inc.

/s/ James S. Rubin James S. Rubin	Director of NCO Group, Inc.

/s/ Tarek N. Schoeb Tarek N. Schoeb	Director of NCO Group, Inc.

Signatures	Title

/s/ Daniel J. Selmonosky Daniel J. Selmonosky	Director of NCO Group, Inc.

[signatures continued on next page]

Signatures	Title

/s/ Maria Albino Maria Albino	Treasurer and Director of FCA Leasing, Inc.

/s/ Gail Ball Gail Ball

Vice President and Treasurer of AC Financial

Services, Inc., ALW Financial, Inc., FCA

Funding, Inc., NCOCRM Funding, Inc., NCO

Funding, Inc., NCO Group International, Inc.,

NCO Holdings, Inc., NCO Portfolio

Management, Inc. and NCOP Financing, Inc.

/s/ Candace R. Corra Candace R. Corra	Director of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc. and NCOP Strategic Partnership, Inc.

/s/ Robert DiSante Robert DiSante	President and Director of FCA Leasing, Inc.

/s/ William C. Fischer William C. Fischer	President and Director of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc. and NCO Holdings, Inc.

/s/ Joshua Gindin Joshua Gindin

President and Director of AssetCare, Inc.

Director of JDR Holdings, Inc., NCO Customer Management, Inc., RMH Teleservices Asia

Pacific, Inc., NCOP I, Inc., NCOP II, Inc.,

NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc.,

NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin,

Inc., NCOP Nevada Holdings, Inc., NCOP

Services, Inc., NCOP Strategic Partnership, Inc., Compass International Services Corporation,

Compass Teleservices, Inc., NCO ACI Holdings,

Inc., NCO Financial Systems, Inc. and NCO Teleservices, Inc.

Signatures	Title

/s/ Michael B. Meringolo Michael B. Meringolo

Director of NCOP I, Inc., NCOP II, Inc., NCOP

III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP

VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc.,

NCOP Nevada Holdings, Inc., NCOP Services,

Inc. and NCOP Strategic Partnership, Inc.

/s/ Richard J. Palmer Richard J. Palmer

President and Director of NCO Portfolio

Management, Inc. and NCOP Financing, Inc.

Chief Financial Officer, Treasurer and Director

of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc.,

NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc.

and NCOP VII, Inc.

Chief Financial Officer and Treasurer of NCOP

VIII, LLC and NCOP IX, LLC

Director of NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc., NCOP Services, Inc. and NCOP Strategic Partnership, Inc.

/s/ John R. Schwab John R. Schwab

Executive Vice President, Finance, Chief

Financial Officer and Treasurer of NCO Group,

Inc.

Executive Vice President, Chief Financial

Officer and Treasurer of NCO Financial

Systems, Inc.

Chief Financial Officer, Treasurer and Director

of AssetCare, Inc.

Director of NCO Customer Management, Inc.

and RMH Teleservices Asia Pacific, Inc.

/s/ Irving Shapiro Irving Shapiro	Director of FCA Leasing, Inc.

Signatures	Title

/s/ Peter J. Winnington Peter J. Winnington

Director of AC Financial Services, Inc., ALW

Financial, Inc., FCA Funding, Inc., NCOCRM

Funding, Inc., NCO Funding, Inc., NCO Group

International, Inc., NCO Holdings, Inc., NCO

Portfolio Management, Inc. and NCOP

Financing, Inc.

/s/ Steven L. Winokur Steven L. Winokur

Chief Financial Officer, Executive Vice

President, Treasurer and Director of Compass

International Services Corporation, Compass

Teleservices, Inc., NCO ACI Holdings, Inc. and

NCO Teleservices, Inc.

Executive Vice President and Director of NCO

Financial Systems, Inc.

Chief Financial Officer, Executive Vice

President and Treasurer of NCOP Capital

Resource, LLC.

Chief Financial Officer, Treasurer and Director

of NCO Customer Management, Inc. and RMH

Teleservices Asia Pacific, Inc.

Treasurer and Director of JDR Holdings, Inc.

Director of AC Financial Services, Inc., ALW Financial, Inc., FCA Funding, Inc., NCOCRM Funding, Inc., NCO Funding, Inc., NCO Group International, Inc., NCO Holdings, Inc., NCO

Portfolio Management, Inc. and NCOP

Financing, Inc.

/s/ Albert Zezulinski Albert Zezulinski

President, Chief Executive Officer and Director of NCOP I, Inc., NCOP II, Inc., NCOP III, Inc., NCOP IV, Inc., NCOP V, Inc., NCOP VI, Inc., NCOP VII, Inc., NCOP/Marlin, Inc., NCOP Nevada Holdings, Inc. and NCOP Strategic Partnership, Inc.

President and Chief Executive Officer of NCOP VIII, LLC and NCOP IX, LLC

Director of NCO Portfolio Management, Inc.

and NCOP Financing, Inc.